UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    ☐
Filed by a party other than the Registrant    ☒
Check the appropriate box:
☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒   Definitive Additional Materials
☐   Soliciting Material under § 240.14a-12
Athira Pharma, Inc.

(Name of Registrant as Specified In Its Charter)

Richard A. Kayne
Richard and Suzanne Kayne Living Trust U/T/D 01/14/1999
Kayne Family Partnership, L.P.
Kayne 2010 Children’s Trust F/B/O Jennifer L. Kayne-Ehrlich
Kayne 2010 Children’s Trust F/B/O Maggie B. Kayne
Kayne 2010 Children’s Trust F/B/O Saree M. Kayne
KA-Sabes Investments, LLC
KA-Sabes Investments II, LLC
Tanner K. Ehrlich
George W. Bickerstaff, III

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒   No fee required.
☐   Fee paid previously with preliminary materials.
☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Dr. Joseph W. Harding, co-founder of Athira Pharma, Inc. (the “Company”) and former PhD thesis advisor to Dr. Leen Kawas, published a testimonial (the “Testimonial”) on LinkedIn describing Dr. Kawas’s graduate work at Washington State University and the circumstances that led to Dr. Kawas’s separation from the Company.  The Testimonial is attached as Exhibit 99.1 and the Kayne Entities (as defined below) may use the Testimonial as part of their solicitation of proxies in connection with the 2022 annual meeting of stockholders of the Company.
Additional Information
On April 11, 2022, Mr. Kayne, together with certain of his affiliates (collectively, the “Kayne Entities”) and George W. Bickerstaff, III, as a participant in the Kayne Entities’ solicitation, filed a definitive proxy statement (the “Definitive Proxy Statement”) and an accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to solicit votes for the election of the Kayne Entities’ slate of highly qualified director nominees at the 2022 annual meeting of stockholders of Athira Pharma, Inc., a Delaware corporation (“Athira” or the “Company”).
THE KAYNE ENTITIES STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER PROXY MATERIALS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN.  THE DEFINITIVE PROXY STATEMENT AND SUCH OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV AND ARE ALSO AVAILABLE AT NO CHARGE ON REQUEST FROM THE KAYNE ENTITIES’ PROXY SOLICITOR, HARKINS KOVLER, LLC AT (800) 339-9883 OR VIA EMAIL AT ATHA@HARKINSKOVLER.COM.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained herein may be forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Kayne Entities’ control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.
Important factors that could cause actual results to differ materially from the expectations set forth in any forward-looking statements include, among other things, the factors identified in the Company’s public filings. Such forward-looking statements should therefore be construed in light of such factors, and the Kayne Entities are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.